Exhibit 99.2

© 2008 Centex Corporation
Third Quarter
Results and Conference Call
February 4, 2009

Forward-looking Statements
Some of the statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they relate only to anticipated or expected events, activities, trends or results, which are inherently subject to risks, uncertainties and other factors. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. Forward-looking statements included in this presentation are made as of its date. We do not undertake any obligation to update or revise any forward-looking statement.
Important risks and other factors include, but are not limited to: (1) the effects of recent disruptions in the global credit and securities markets, which have adversely impacted the banking and mortgage finance industries, resulting in tightening of credit and reductions in liquidity; (2) recent adverse changes in national and regional economic and business conditions, including employment levels; (3) the effects of the current downturn in the homebuilding industry, including potential adverse market conditions and foreclosures that could result in reduced sales and closings and additional inventory or other impairments; (4) customer cancellations and consumer homebuyer sentiment; (5) competition; (6) price changes in raw materials or other components of our houses; (7) the availability of adequate sources of financing to continue to implement our business strategy; (8) our ability to generate cash from sales of assets and other sources that supplement our existing cash resources; and (9) the potential loss of tax benefits if we have an
“ownership change” under IRC §382. These and other risks and uncertainties are described in greater detail in our reports filed with the Securities and Exchange Commission, including our
Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and subsequent Quarterly
Reports on Form 10-Q.

A consistent strategy for turbulent times
▪ Sales results were weak in the beginning of the quarter
▪ Adjustments yielded steady net sales improvement in
 December and into January
▪ Successfully protected strong backlog position
 • Lowest cancellations as a % of beginning backlog in over two years
▪ Continue to act with urgency
 • Sell homes, reduce costs, generate cash, restore profitability

Taking action to successfully navigate this cycle
▪ Aggressively minimizing cash expenditures at all levels
 • Reducing land-related spending for FY2010
 • Accelerating overhead reductions
▪ Cash position is strong; provides flexibility
 • Cash balance of $1.47 billion, up from $62 million a year ago
 • Expect positive operating cash flow in 4Q and FY2010
▪ Focused on restoring profitability
 • Gross margins are improving
 • Overhead costs are down

Building a better Centex
▪ Focused on asset efficiency
 • Build-to-order production and asset light land position
 • Maintaining 2 to 5 per neighborhood; mostly from cancellations
▪ Targeting higher relative market share in attractive markets
▪ Standardizing Centex core business processes
▪ Concentrating on our core first-time and 1st move-up homebuyer customers
▪ Building a better Centex
 • Quality, efficiency, returns

Third quarter commentary
▪ Generated positive cash flow from homebuilding operations
▪ Narrowed profitability gap
▪ Reducing overhead to match sales levels
▪ Successfully amended revolving credit facility
▪ Slower absorptions and lower future pricing assumptions
 produced higher impairments

Third quarter homebuilding operations
▪ Revenues down 53% to $843 million
 • Closings down 49% to 3,405 homes
 • Average selling price decreased 10% to $241,244
▪ Sales (orders), down 80%
 • Sales per neighborhood at 0.7 per month
▪ Backlog
 • 4,628 units, down 46%
 • $1.22 billion, down 46%
▪ Own 59,163 lots, down 32%
 • Options on 9,493 lots, down 69%
▪ Valuation allowance on deferred tax asset now approximately $9.50 per share

 Closings % Chg Sales % Chg
Unit data for the Quarter Ended December 31, 2008
Homebuilding: Third quarter sales and closings
East  1,155 -40% 375 -76%
Central 1,476  -41%  508 -76%
West 774  -64%  197  -89%
Total 3,405  -49%  1,080 -80%

Strategic choices yielding results
▪ “Build-to-order” approach increasing gross margins
 • Home building gross margin up 110 bps yoy
 • Incentives and discounts down to 7.3%
▪ Reducing land spend budget
 • Land acquisition/development expenditures expected to be lower in
 FY2010
 • About half of lots in Land under development are finished
▪ Direct construction costs per sq ft down 17% over last 3
 quarters
▪ Cash balance of $1.47 billion at Dec. 31
 • Expecting to be operating cash flow positive in FY2010

Key Messages
▪ A consistent strategy for turbulent times
▪ Taking action to successfully navigate this cycle
▪ Building a better Centex

© 2008 Centex Corporation
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